As filed with the Securities and Exchange Commission on November 7, 2002.
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        MILLENNIUM BANKSHARES CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                Virginia                                      54-1920520
(State or Other Jurisdiction of Incorporation   (I.R.S. Employer Identification No.)
            or Organization)

              1601 Washington Plaza
                 Reston, Virginia                               20190
      (Address of Principal Executive Offices)                (Zip Code)

                        MILLENNIUM BANKSHARES CORPORATION
                           INCENTIVE STOCK OPTION PLAN
                            (Full Title of the Plan)

                               Carroll C. Markley
                      Chairman and Chief Executive Officer
                        Millennium Bankshares Corporation
                              1601 Washington Plaza
                             Reston, Virginia 20190
                     (Name and Address of Agent For Service)

                                 (703) 464-0100
          (Telephone Number, Including Area Code, of Agent for Service)

                                 With a copy to:
                            John M. Oakey, III, Esq.
                        Williams, Mullen, Clark & Dobbins
                        1021 East Cary Street, 16th Floor
                            Richmond, Virginia 23219
                                 (804) 643-1991

                         CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                           Proposed Maximum    Proposed Maximum       Amount of
                                          Amount to Be      Offering Price        Aggregate          Registration
Title of Securities to Be Registered    Registered (1)     Per Share (2)     Offering Price (2)       Fee (2)
---------------------------------------------------------------------------------------------------------------------

Common Stock,  par value $5.00 per      2,000,000 shares        $6.15             $12,300,000            $1,132
share
=====================================================================================================================

(1) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.
(2) Pursuant to Rule 457(c), the registration fee is based on the average of the high ($6.15) and low ($6.15) sales prices of one share of Common Stock, as reported on the Nasdaq SmallCap Market on November 1, 2002, and has been established solely for the purpose of calculating the registration fee.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and made a part hereof:

         (1) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 (the "Form 10-KSB");

         (2) the portions of the Registrant's definitive Proxy Statement for the Annual Meeting of Shareholders held on May 2, 2002 that have been incorporated by reference into the Form 10-KSB;

         (3) the Registrant's Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2002, as amended by Form 10-QSB/A filed August 19, 2002, and for the quarter ended June 30, 2002;

         (4)      the  Registrant's  Current Report on Form 8-K filed August 1,
                  2002;

         (5) the description of the Registrant's Common Stock, par value $5.00 per share, contained in the Registrant's Registration Statement on Form 8-A, filed on February 1, 2002.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.           Description of Capital Stock.

         Not applicable.

Item 5.           Interests of Named Experts And Counsel.

         None.


Item 6.           Indemnification of Directors and Officers.

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he or she has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

         The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.


Item 7.           Exemption From Registration Claimed.

         Not applicable.


Item 8.           Exhibits.

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

         4.1 Articles of Incorporation of Millennium Bankshares Corporation, attached as Exhibit 3.1 to the Registration Statement on Form SB-2, as amended, Registration No. 333-72500, filed with the Commission on October 30, 2001 (the "Form SB-2"), incorporated herein by reference.

         4.2      Bylaws  of  Millennium  Bankshares  Corporation,  attached  as
                  Exhibit  3.2  to  the  Form  SB-2,   incorporated   herein  by
                  reference.

         4.3      Millennium Bankshares Corporation Incentive Stock Option Plan.

         5        Opinion of Williams, Mullen, Clark & Dobbins.

         23.1     Consent of  Williams,  Mullen,  Clark & Dobbins  (included  in
                  Exhibit 5).

         23.2     Consent of Thompson, Greenspon & Co., P.C.

         24       Powers of Attorney (included on signature page).


Item 9.           Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraph (1)(i) and (1)(ii) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on this 18th day of October, 2002.

                             MILLENNIUM BANKSHARES CORPORATION



                             By: /s/Carroll C. Markley
                                 -----------------------------------------------
                                 Carroll C. Markley
                                 Chairman, President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Carroll C. Markley as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to the registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                       Title                              Date
                  ---------                                       -----                              ----


          /s/Carroll C. Markley                          Chairman, President and               October 17, 2002
-------------------------------------------              Chief Executive Officer
             Carroll C. Markley                       (Principal Executive Officer)



          /s/Janet A. Valentine                          Chief Financial Officer               October 17, 2002
--------------------------------------------        (Principal Financial Officer and
             Janet A. Valentine                       Principal Accounting Officer)

                  Signature                                       Title                              Date
                  ---------                                       -----                              ----



                                                                Director                       October   , 2002
-------------------------------------------
              Bronson Ford Byrd



                                                                Director                       October   , 2002
-------------------------------------------
             L. James D'Agostino



                                                                Director                       October   , 2002
-------------------------------------------
              Andrew E. Kauders



                                                                Director                       October   , 2002
-------------------------------------------
              Stewart R. Little



            /s/David B. Morey                                   Director                       October 16, 2002
-------------------------------------------
               David B. Morey



           /s/Arthur J. Novick                                  Director                       October 16, 2002
-------------------------------------------
              Arthur J. Novick



                                                                Director                       October   , 2002
-------------------------------------------
              Gregory L. Oxley



                                                                Director                       October   , 2002
-------------------------------------------
              Rolando J. Santos



                  Signature                                       Title                              Date
                  ---------                                       -----                              ----


            /s/Robert T. Smoot                                  Director                       October 16, 2002
-------------------------------------------
               Robert T. Smoot



            /s/Derek A. Tidman                                  Director                       October 16, 2002
-------------------------------------------
               Derek A. Tidman



          /s/Ronald W. Torrence                                 Director                       October 16, 2002
-------------------------------------------
             Ronald W. Torrence



           /s/Douglas K. Turner                                 Director                       October 16, 2002
-------------------------------------------
              Douglas K. Turner




                                  EXHIBIT INDEX




Exhibit No.                         Description
-----------                         -----------

4.1 Articles of Incorporation of Millennium Bankshares Corporation, attached as Exhibit 3.1 to the Registration Statement on Form SB-2, as amended, Registration No. 333-72500, filed with the Commission on October 30, 2001 (the "Form SB-2"), incorporated herein by reference.

4.2 Bylaws of Millennium Bankshares Corporation, attached as Exhibit 3.2 to the Form SB-2, incorporated herein by reference.

4.3      Millennium Bankshares Corporation Incentive Stock Option Plan.

5        Opinion of Williams, Mullen, Clark & Dobbins.

23.1     Consent of Williams, Mullen, Clark & Dobbins (included in Exhibit 5).

23.2     Consent of Thompson, Greenspon & Co., P.C.

24       Powers of Attorney (included on signature page).